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                       [Letterhead of Shearman & Sterling]


(212) 848-7325

                                  October 21, 1996



Viacom Inc.
1515 Broadway
New York, New York  10036

Viacom International Inc.
1515 Broadway
New York, New York  10036

Ladies and Gentlemen:

         We are acting as counsel for Viacom Inc., a Delaware corporation ("Viacom"), and Viacom International Inc., a Delaware corporation ("Viacom International"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), of a registration statement on Form S-3 (Reg. No. 33-53485) as amended by Post-Effective Amendment No. 1 thereto (as the same may be further amended or supplemented from time to time, the "Registration Statement"), including the Prospectus included therein at the time the Registration Statement is declared effective (the "Prospectus"), with respect to, among other things, the guarantees by Viacom International (the "Guarantees") of the following securities (collectively, the "Debt Securities"):
(i) senior debt securities of Viacom, (ii) senior subordinated debt securities of Viacom and (iii) subordinated debt securities of Viacom to be issued from time to time in one or more series, on terms to be determined at the time of offering. The aggregate gross proceeds from the offer, sale and distribution of the securities registered under the Registration Statement including, among other things, the Debt Securities will not exceed $3.0 billion. As of the date of this opinion, the aggregate gross proceeds of Debt Securities which have been offered, sold and distributed under the Registration Statement is $1.55 billion.

         The Guarantees are to be issued from time to time in connection with the issuance of the Debt Securities as (i) senior indebtedness of Viacom
 International under an indenture among Viacom, as issuer, Viacom International, as guarantor, and Citibank, N.A., trustee, in substantially the form of the indenture and the amendments thereto included in the

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Viacom Inc.                     2                             October 21, 1996
Viacom International Inc.


Registration Statement as Exhibits 4.11, 4.12, 4.13 and 4.14, (ii) senior subordinated indebtedness of Viacom International under an indenture among Viacom, as issuer, Viacom International, as guarantor, and Citibank, N.A., trustee, in substantially the form included in the Registration Statement as
Exhibit 4.2 or (iii) subordinated indebtedness of Viacom International under an indenture among Viacom, as issuer, Viacom International, as guarantor, and Citibank, N.A., trustee, in substantially the form included in the Registration Statement as Exhibit 4.6 (collectively, the "Indentures").

         In so acting, we have examined the Registration Statement and the Indentures. We have also examined and relied as to factual matters upon the representations, warranties and other statements contained in originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments as in our judgment are necessary
or appropriate to enable us to render the opinions expressed below.   In such
examination, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with originals of all documents submitted to us as copies.

         Our opinions expressed below are limited to the law of the State of New York, the General Corporation Law of Delaware and the federal law of the United States, and we do not express any opinion herein concerning any other law.

         Based upon the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that:

         1.   the Indentures have been duly authorized by Viacom International;
    and

         2. assuming (a) the Indentures have been duly executed and delivered by the parties thereto, (b) the Debt Securities and Guarantees have been duly authorized, executed and issued in accordance with the provisions of the applicable Indenture (including the provisions of the Indenture regarding establishment of the form of Debt Securities and Guarantees), (c) such Debt Securities have been authenticated by the trustee under the applicable Indenture and (d) such Debt Securities with Guarantees endorsed thereon have been delivered for due consideration in the manner and on the terms described in the Prospectus, as supplemented by the applicable prospectus supplement, such Guarantees will have been validly issued and will constitute valid and binding obligations of Viacom International, enforceable against Viacom International in accordance with their terms and entitled to the benefits of the applicable Indenture, subject to
    (i) the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors' rights generally and (ii) the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

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Viacom Inc.                       3                           October 21, 1996
Viacom International Inc.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" contained in the Prospectus.



                                            Very truly yours,

                                            /s/ Shearman & Sterling